UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2009

HS3 TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-32289
(Commission File Number)

20-3598613
(IRS Employer Identification No.)

1800 Boulder Street – Suite 600, Denver, Colorado, USA 80211
(Address of principal executive offices and Zip Code)

(303) 455-2550
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02          Unregistered Sales of Equity Securities

Effective November 24, 2009, we issued an aggregate of 21,370,834 shares of common stock of our company to pay off $1,068,542 of convertible debt. The shares were issued to directors and officers of our company in payment of various debt conversion agreements between our company and the directors and officers.

Item 9.01         Financial Statements and Exhibits

10.1	Subordinated Loan Agreement with our company and Robert A. Morrison dated November 6, 2009.

10.2	Debt Settlement and Subscription Agreement with our company and Robert A. Morrison dated November 6, 2009.

10.3	Debt Settlement and Subscription Agreement with our company and Mark L. Lana dated November 6, 2009.

10.4	Debt Settlement and Subscription Agreement with our company and William S. Dickey dated November 6, 2009.

10.5	Subordinated Loan Agreement between our company and William S. Dickey dated November 6, 2009.

10.6	Debt Settlement and Subscription Agreement with our company and Greg Dickey dated November 6, 2009.

10.7	Debt Settlement and Subscription Agreement with our company and Charles F. Ferris dated November 6, 2009.

10.8	Debt Settlement and Subscription Agreement with our company and Mike Yinger dated November 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HS3 TECHNOLOGIES INC.

/s/ Mark Lana
Mark Lana
Chief Executive Officer and Director

December 10, 2009